Exhibit 5.1

www.velaw.com

Tel +1.214.220.7700

October 16, 2023

HF Sinclair Corporation

2828 N. Harwood

Dallas, TX 75201

Ladies and Gentlemen:

We are acting as counsel to HF Sinclair Corporation, a Delaware corporation (the “Corporation”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4 (Registration No. 333-274655) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933 (the “Securities Act”), relating to the proposed issuance by the Corporation of common stock, par value $0.01 per share, of the Corporation (the “Shares”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of August 15, 2023 (as amended from time to time, the “Merger Agreement”), by and among the Corporation, Holly Energy Partners, L.P., a Delaware limited partnership, Holly Logistic Services, L.L.C., a Delaware limited liability company, HEP Logistics Holdings, L.P., a Delaware limited partnership, Navajo Pipeline Co., L.P., a Delaware limited partnership, and Holly Apple Holdings LLC, a Delaware limited liability company.

We are rendering the opinion hereinafter set forth as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

In rendering the opinion hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Corporation’s Amended and Restated Certificate of Incorporation, (ii) the Corporation’s Third Amended and Restated By-Laws, (iii) the Corporation’s Second Amended and Restated By-Laws, (iv) certain resolutions adopted by the board of directors of the Corporation, (v) the Merger Agreement, (vi) the Registration Statement, and (vii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Corporation.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and (v) all persons executing and delivering the documents we examined have the legal capacity and authority to execute and deliver such documents. In addition, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (b) the Shares will be issued in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the joint proxy statement/prospectus therein.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

October 16, 2023 Page 2

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that the Shares, when and if issued and delivered by the Corporation in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other state or jurisdiction.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the related joint proxy statement/prospectus that forms a part of the Registration Statement. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. We undertake no, and hereby expressly disclaim any, obligation to advise the Corporation or anyone else of any change in any matter set forth herein.

Very truly yours,

/s/ Vinson & Elkins L.L.P.